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                        [ANDREWS & KURTH LETTERHEAD]




                              November 17, 1997


Heritage Propane Partners, L.P.
8801 South Yale Avenue
Suite No. 310
Tulsa, Oklahoma   74137

Gentlemen:

                 We have acted as counsel to Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), and Heritage Holdings, Inc., a Delaware corporation and the general partner of the Partnership, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering from time to time of up to an aggregate of 2,000,000 common units representing limited partner interests in the Partnership (the "Common Units") in connection with business combination transactions.

                 As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                 Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units will, when issued and paid for as described in the Partnership's Registration Statement on Form S-4 relating to the Common Units, as amended (the "Registration Statement"), be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the prospectus included in the Registration Statement (the "Prospectus") under the caption "Risk Factors--Risks Inherent in an Investment in the Partnership."

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Common Units" in the Prospectus.

                                                   Very truly yours,

                                                   /s/ ANDREWS & KURTH L.L.P.

                                                   Andrews & Kurth L.L.P.